UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 21, 2010

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY		07073
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
April 21, 2010

Section  5 – Corporate Governance and Management
Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cambrex Corporation (Cambrex or the Company) is reporting under Item 5.02(e) that on April 21, 2010, the Compensation Committee of the Board of Directors of Cambrex approved a long-term incentive award (Grant), pursuant to the Company's 2009 Long-Term Incentive Plan, covering the Company’s principal executive officer and principal financial officer (Participants).

Under the Grant, the Participants have received a long-term incentive award in the form of stock options and performance share units.  Steven M. Klosk, the Company's President and Chief Executive Officer, and Gregory P. Sargen, Vice President and Chief Financial Officer of the Company, received a grant of 150,000 stock options and 50,000 stock options, respectively, with an exercise price set at the fair market value of the Company's publicly traded share price on April 21, 2010.  In addition, Mr. Klosk and Mr. Sargen received potential awards of up to 100,000 performance share units and 58,588 performance share units, respectively, dependent on the Company’s relative growth in revenue and EBITDA as compared to an index of peer companies.  For Mr. Klosk, the period for measuring performance will be the two and one half year period beginning on April 1, 2010, and ending on September 30, 2012.  For Mr. Sargen, the period for measuring performance will be the three year period beginning April 1, 2010, and ending March 31, 2013.  The performance share units shall vest the earlier of October 21, 2012, for Mr. Klosk, and April 21, 2013, for Mr. Sargen, or upon a change in control or termination of employment with the Company without cause or due to death or disability.

Item  5.07.  Submission of Matters to a Vote of Security Holders.

On April 22, 2010, Cambrex Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in East Rutherford, New Jersey.  As of the record date for the Annual Meeting, the Company had 29,319,872 shares of Common Stock issued and outstanding.  At the Annual Meeting, 26,008,435 shares of Common Stock were represented in person or by proxy.  The following matters were submitted to a vote of the stockholders at the Annual Meeting.

(a) Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2011 and until their respective successors have been duly elected and qualified were as follows:

	For	Withheld
David R. Bethune	15,922,681	7,944,722
Rosina B.Dixon	23,220,367	647,036
Kathryn Rudie Harrigan	23,276,661	590,742
Leon J. Hendrix, Jr.	23,221,932	645,471
Ilan Kaufthal	23,278,980	588,423
Steven M. Klosk	23,299,174	568,229
William B. Korb	23,301,361	566,042
John R. Miller	23,239,902	627,501
Peter G. Tombros	23,374,429	492,974

There were 2,126,064 Broker Non-Votes for the directors.

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2011 and until their successors have been duly elected and qualified.

(b) Votes regarding ratification of the appointment of BDO LLP as independent registered public accountants to serve for the fiscal year ending December 31, 2010, were as follows:

For	Against	Abstain
25,949,066	32,322	27,047

Based on the votes set forth above, the appointment of BDO LLP as independent registered public accountants to serve for the fiscal year ending December 31, 2010 was duly ratified by our stockholders.

Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	April 26, 2010	By:	/s/F. Michael Zachara
Name: F. Michael Zachara
Title: Vice President